(BLACK CIRCLE)                     (BAR CODE)                      DOC0103138754

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK P.O. Box 5144 Albany, New York 12205

ADVANCESOURCE(SM) ACCELERATED                       (RIVERSOURCE INSURANCE LOGO)
BENEFIT RIDER APPLICATION

                                                                       Client ID
(i) This rider is not available for policies with Death Benefit Option 2     001

PART 1 ACCELERATED BENEFIT INSURED (INSURED) AND OWNER INFORMATION

1. INSURED: Is Insured the Owner? [ ] Yes [ ] No OWNER IF OTHER THAN INSURED:

Insured's Name:

PART 2 RIDER SPECIFIED AMOUNT AND MONTHLY BENEFIT PERCENT

Rider Specified Amount: $
Monthly Benefit Percent: [ ] 1% [ ] 2% [ ] 3% If nothing chosen, it will be 1%.

PART 3 PROTECTION AGAINST UNINTENDED LAPSE OR TERMINATION

I, the owner, understand that I have the right to designate at least one person other than myself to receive written notice of lapse or termination of the policy while this rider is attached. I understand that such notice will not be sent until 30 days after the rider charge is due and unpaid.

[ ] 1. I elect (complete information below)

[ ] 2. I DO NOT elect to designate a person to receive such notice If nothing chosen, it will be election 2.
Name

Home Address:

City                                                            State   ZIP code

PART 4 INSURANCE COVERAGE INFORMATION (INSURED)

1.   Are you covered by Medicaid?                                 [ ] Yes [ ] No

2.   Do you currently have, or have you had during the last       [ ] Yes [ ] No
     twelve months, another long-term care, accident, sickness, health or medical insurance policy or certificate in force
     (including a health care service contract or health maintenance organization contract)?

3.   Do you intend to replace any of your long-term care,         [ ] Yes [ ] No
     accident, sickness, health or medical coverage with the coverage applied for?

4.   Do you have any other life insurance policies or annuity     [ ] Yes [ ] No
     contracts currently in force that provide similar long-term care coverage?

5.   Have you ever been denied coverage for a long-term care      [ ] Yes [ ] No
     rider or policy? If yes, provide details:

Details for "YES" answers to insurance coverage information (Questions 2-4)

                                                          Currently in force?
Company   Policy/Certificate No.   Type and Amount   If no, provide date of lapse   Being Replaced?
-------   ----------------------   ---------------   ----------------------------   ---------------
                                                     [ ] Yes [ ] No                 [ ] Yes [ ] No
                                                     [ ] Yes [ ] No                 [ ] Yes [ ] No
                                                     [ ] Yes [ ] No                 [ ] Yes [ ] No
                                                     [ ] Yes [ ] No                 [ ] Yes [ ] No

(GRAPHIC) Sign on page 3    (C) 2010 RiverSource Life Insurance Co. of New York.
                                                            All rights reserved.


138754                             PAGE 1 OF 3                     A (09/10) (2)

(BLACK CIRCLE)                     (BAR CODE)                      DOC0203138754

PART 5 MEDICAL INFORMATION (INSURED)

1. Have you, to the best of your knowledge and belief, ever had, consulted with, been tested for (except for an HIV test), or treated by a doctor, medical practitioner or any other type of health care provider for any of the following:

     a)   Alzheimer's Disease, dementia, or organic brain       [ ] Yes   [ ] No
          syndrome?

     b)   Ataxia, transverse myelitis, myasthenia gravis,       [ ] Yes   [ ] No
          blindness or post-polio syndrome?

     c)   Parkinson's Disease, Muscular Dystrophy,              [ ] Yes   [ ] No
          Huntington's Chorea, Motor Neuron Disease, Lou
          Gehrig's Disease (ALS) or Multiple Sclerosis?

     d)   Falls, paralysis, numbness, tremors, imbalance or     [ ] Yes   [ ] No
          any condition which limits motion or mobility?

2.  Do you currently:

     a)   Require or use any assistance devices such as a       [ ] Yes   [ ] No
          wheelchair, walker, multi-prong cane, hospital bed, dialysis, respirator oxygen, motorized cart or stair lift?

     b)   Require any assistance in doing the following:        [ ] Yes   [ ] No
          bathing, eating, dressing, toileting, walking, transferring or maintaining continence?

     c)   Require any assistance or supervision in performing   [ ] Yes   [ ] No
          everyday activities: taking medication, doing housework, laundry, shopping or meal preparation?

     d)   Receive any disability benefits, Worker's             [ ] Yes   [ ] No
          Compensation or State Disability or Social Security
          Disability?

     e)   Reside in, have been advised to enter or are          [ ] Yes   [ ] No
          planning to enter a long-term care facility, nursing home, assisted living facility, custodial facility, or receiving home health care services or attending an adult day care center?

Details for "YES" answers to medical information in Part 5

                                                                        Doctor, Medical
           Illness, Treatment                                            Practitioner,
            (include specific                                        Health Care Provider,
              diagnosis and     Onset   Recovery   If disabled,   Clinic, or Hospital Complete
Question       medication)       Date     Date       how long?     Address, and Phone Number
--------   ------------------   -----   --------   ------------   ----------------------------


3. Please list all current medications and the prescribing doctor for each medication.

Medication   Doctor, Medical Practitioner, Health Care Provider
----------   --------------------------------------------------



138754                             PAGE 2 OF 3                     A (09/10) (2)

(BLACK CIRCLE)                     (BAR CODE)                      DOC0303138754

PART 6 AGREEMENT & ACKNOWLEDGEMENT

I agree as follows: I, the owner, am applying for an acceleration of life insurance death benefits under the AdvanceSource Accelerated Benefit rider that will become part of the life insurance policy. I, the owner, understand that this application will form part of the basis of coverage under the policy and that coverage for this rider will take effect on the Date shown under Policy Data. I understand that this rider covers only the Accelerated Benefit Insured who is the base insured person named in the policy. The statements and answers in this application from the Accelerated Benefit Insured and the owner are true and complete to the best of my(our) knowledge and belief. CAUTION: IF YOUR ANSWERS ON THIS APPLICATION FAIL TO INCLUDE ALL MATERIAL INFORMATION REQUESTED, WE HAVE THE RIGHT TO DENY BENEFITS OR RESCIND YOUR POLICY AND THE RIDER.

ACKNOWLEDGEMENT: I have received and reviewed the rider Outline of Coverage, the life insurance illustration along with the rider supplemental report, Long-Term Care Insurance Potential Rate Increase Disclosure, and a Replacement Notice (if applicable).

DISCLOSURE: THE RECEIPT OF ACCELERATED BENEFITS MAY BE TAXABLE. RECEIPT OF ACCELERATED DEATH BENEFITS IN PERIODIC PAYMENTS MAY BE TREATED DIFFERENTLY THAN RECEIPT IN A LUMP SUM. PRIOR TO APPLYING FOR SUCH BENEFITS, YOU SHOULD SEEK ASSISTANCE FROM A QUALIFIED TAX ADVISOR.

RECEIPT OF ACCELERATED DEATH BENEFITS MAY AFFECT ELIGIBILITY FOR PUBLIC ASSISTANCE PROGRAMS SUCH AS MEDICAL ASSISTANCE (MEDICAID), AID TO FAMILIES WITH DEPENDENT CHILDREN AND SUPPLEMENTAL SECURITY INCOME. RECEIPT OF ACCELERATED DEATH BENEFITS IN PERIODIC PAYMENTS MAY BE TREATED DIFFERENTLY THAN RECEIPT IN A LUMP SUM. PRIOR TO APPLYING FOR ACCELERATED DEATH BENEFITS, YOU SHOULD CONSULT WITH THE APPROPRIATE SOCIAL SERVICES AGENCY CONCERNING HOW RECEIPT WILL AFFECT THE ELIGIBILITY OF THE RECIPIENT AND/OR THE RECIPIENT'S SPOUSE OR DEPENDENTS.

I acknowledge that the application for this rider is voluntary and without coercion on the part of any third party. I understand that no health care facility can require any person to accelerate payment of a death benefit as a condition of admission to such a facility or for providing care in such facility.

Under federal income tax law, I, the owner have the right to elect not to have withholding taxes apply. I acknowledge that I do not want any Federal income tax withheld relating to any taxable distributions deducted from my policy account value to pay the monthly cost for this rider. This acknowledgement will be valid on the date signed below and is effective until revoked.

Insured's Signature                             Insured's Name (Print)


X
---------------------------------------------

Owner's Signature (if other than Insured)       Date (MMDDYYYY)


X
---------------------------------------------

ADVISOR's REPORT

List all long-term care, accident, sickness, health or medical insurance policies that you have sold to the applicant:

In force:

Company   Policy/Certificate No.   Type and Amount
-------   ----------------------   ---------------


Sold in the past five years that are no longer in force:

Company   Policy/Certificate No.   Type and Amount
-------   ----------------------   ---------------


You certify that you personally requested the information in this application and witnessed its signing and received any money that was paid. You also certify that you truly and accurately recorded on the application the information supplied by the applicant. You are not aware of anything detrimental to the risk that is not recorded in this application. To the best of your knowledge and belief, the information provided in this application regarding replacement of existing insurance is true and accurate.

FOR REPLACEMENTS ONLY: You certify that you have reviewed the current accident and health insurance coverage of the applicant and find that the indicated replacement, or the additional coverage of the type and amount applied for, is appropriate for the applicant's needs.

Advisor's Signature                        Advisor Number


X                                          86837
----------------------------------------


138754                             PAGE 3 OF 3                     A (09/10) (2)